Exhibit 99.1



EXPLANATORY NOTE

Set forth below is an amendment to the Spectrum Brands, Inc. press release dated May 2, 2006. The sole purpose of the amendment is to (1) replace the words "pro forma" with the word "adjusted" in order to clarify terminology, (2) delete all non-GAAP measures except "Diluted Earnings Per Share, as Adjusted" and (3) delete Table 4 titled "Reconciliation of GAAP to As Adjusted Financial Data For the three months ended April 3, 2005" and Table 5 titled "Reconciliation of GAAP to Pro Forma EPS Guidance." No other information or amounts are amended.



                 SPECTRUM BRANDS, INC. ANNOUNCES SECOND QUARTER
                               FINANCIAL RESULTS


ATLANTA, May 2, 2006 - (SPC: NYSE) Spectrum Brands, Inc., a global consumer products company with a diverse portfolio of world-class brands, announced diluted earnings per share of one cent for its fiscal second quarter ended April 2, 2006. Excluding certain adjustments which management believes are not indicative of the Company's on-going normalized operations, diluted earnings per share for its fiscal second quarter were three cents, in line with analysts' mean estimates as reported by First Call. See Table 3, "Reconciliation of GAAP to As Adjusted Diluted Earnings Per Share," for further detail.

For comparison purposes, the Company's reported diluted earnings per share for the quarter ended April 3, 2005 was a loss of 4 cents. The company estimates that the prior year's second quarter diluted earnings per share, excluding certain adjustments which management believes are not indicative of the Company's ongoing normalized operations, would have been 42 cents when adjusted to include the impact of all 2005 and 2006 acquisitions and divestitures for the full fiscal year.

"We are disappointed by the results from our North American and European battery businesses this quarter, where a decrease in sales volume and high raw material costs, particularly zinc, resulted in significant underperformance to our expectations," said Spectrum Brands Chairman and CEO Dave Jones. "However, we are encouraged by this quarter's good performance from our specialty pet and Remington product portfolios. Our lawn and garden business is poised for a solid performance in the upcoming selling season with consumer purchases at retail up ten percent, although inventory management initiatives by some of our largest retail customers had a negative impact on Q2 lawn and garden sales."

"With a challenging second quarter behind us, we are now moving forward with a renewed focus on organic sales growth, aggressive cost management and debt reduction. Through the various restructuring activities we have previously announced, we are committed to aggressively pursuing cost management initiatives throughout our organization designed to achieve $150 million in annual cost savings by the end of fiscal 2007. At the same time, we are increasing our focus on sales growth, investing in our brands through new product development and increased advertising."

Financial results for the quarter ended April 2, 2006 include results from United Industries, acquired on February 7, 2005, Tetra Holding GmbH, acquired on April 29, 2005, and Jungle Labs, acquired on September 1, 2005. Financial results for periods prior to the acquisition dates exclude United, Tetra and Jungle. On January 25, 2006 Spectrum Brands divested its Canadian fertilizer technology and professional products businesses. As a result of this sale the company has reported the second quarter results of these businesses as discontinued operations in the condensed consolidated statements of operations for both 2006 and 2005.


Second Quarter Results
----------------------

Spectrum Brands' second quarter net sales were $625.1 million, as compared to $521.0 million for the same period last year. Revenue contribution from acquisitions was $118.6 million. Unfavorable currency translation impacted sales by a net $6.9 million. When compared to management's estimates of fiscal year 2005 revenue adjusted to include all acquisitions and dispositions for the full period, net sales declined by four percentage points.

Gross profit and gross margin for the quarter were $233.7 million and 37.4 percent, respectively, versus $185.6 million and 35.6 percent, respectively, for the same period last year. Cost of goods sold during the quarter included $0.4 million in restructuring and related charges, and 2005 second quarter results included a $27.7 million inventory valuation charge associated with the United acquisition. The decline in gross margin percentage resulted primarily from lower sales in the global battery business and increased raw material costs. Management's estimate of gross profit in fiscal year 2005's second quarter, when adjusted to include all acquisitions and dispositions, is $269.9, or 41.4 percent of net sales.

Operating income was $38.7 million, or 6.2 percent of sales, versus fiscal 2005's second quarter operating income of $33.1 million, or 6.4 percent of sales. Operating expenses in 2006 included restructuring and related charges of $6.1 million primarily related to the integration of United and rationalization of the company's European sales and marketing organization. In 2005 operating expenses included $0.2 million in restructuring and related charges resulting from the United acquisition. Management's estimate of operating income in fiscal year 2005's second quarter, when adjusted to include all acquisitions and dispositions, is $70.1, or 10.7 percent of net sales.

Second quarter interest expense was $42.9 million as compared to $39.0 million last year. Total debt at April 2, 2006 was $2.3 billion. The company generated approximately $100 million in cash proceeds during the quarter from the divestiture of the Canadian fertilizer technology and professional products businesses and sale of other assets.


Second Quarter Segment Results
------------------------------

North American net sales were $315.8 million compared with $280.6 million reported last year. When 2005 results are adjusted to include all acquisitions and divestitures for the full year, net sales show a year over year decline of three percent. Battery and lighting sales declined 20 percent as recovery of alkaline battery sales under the company's new "Performance Guaranteed" marketing program was slower than anticipated and retail inventory reductions on the part of several large customers negatively impacted sales. Remington branded product sales improved by 23%, as the company grew market share in all categories, including men's and women's shaving and grooming and personal care. Although consumer purchases of Spectrum Brands lawn and garden products at retail showed positive growth of ten percent during the second quarter, reported lawn and garden sales declined one percent versus year ago standalone results for United Industries as a result of retail customers' inventory reduction programs. North American segment profits were $39.4 million versus $33.7 million reported last year.

European/ROW net sales were $117.2 million versus $144.3 million reported last year, including $9.8 million of negative currency impact. An unfavorable product mix shift from branded to private label battery sales and from higher margin specialty retail distribution channels to lower margin food and mass channels was the primary driver of a 17 percent local currency sales decline in batteries and lighting. Sales of Remington products grew by 13 percent in local currency, a result of strong penetration gains in continental Europe. Segment profitability for the quarter was $6.6 million compared with $19.4 million last year, primarily attributable to lower sales volume and higher raw material costs.

In Latin America, net sales increased to $54.3 million as compared to $49.6 million in the second quarter last year. Sales growth was driven by favorable currency of $3.4 million, combined with the successful introduction of Remington branded products in this region and modest growth in battery sales. Latin American segment profitability of $3.3 million compares to last year's $3.6 million, attributable to rising commodity prices and higher selling and marketing expenses.

In 2006, Spectrum Brands created the Global Pet segment, a new business segment for reporting purposes, comprising United Pet Group, Tetra and Jungle Labs, all of which were acquired during 2005. The Global Pet segment contributed net sales of $137.8 million and segment profits of $21.6 million during the second quarter. This compares to segment revenues of $132.8 million and segment profits of $20.6 million in the second fiscal quarter of last year when adjusted to include acquisitions for the full quarter. Excluding unfavorable currency translation of $2.5 million, Global Pet revenues increased six percent compared with last year's standalone adjusted results as the company continued to generate strong growth in companion pet sales and saw a return to growth in its aquatics business.

Corporate expenses were $25.7 million, or 4.1 percent of net sales, as compared to $23.3 million, or 4.5 percent of net sales, in the prior year period. Increased research and development expense and expansion of the Asian global operations support infrastructure were partially offset by lower corporate compensation expense.

Based on its second quarter results, Spectrum Brands has notified its lenders that the company is not in compliance with certain debt covenants required under its senior credit facility, and has entered into discussions with its lenders to address possible remedies. The company anticipates no problems with liquidity or on-going cash generation and will update investors when discussions are completed.


Webcast Information
-------------------

Spectrum Brands management will discuss second quarter financial results in a live webcast on Tuesday, May 2, at 8:30 a.m. EDT. Interested investors and others can access this webcast through the company's website, www.spectrumbrands.com.


Non-GAAP Measurements
---------------------

Within this release, reference is made to adjusted diluted earnings per share. See attached Table 3, "Reconciliation of GAAP to As Adjusted Diluted Earnings Per Share," for a complete reconciliation of diluted earnings per share on a GAAP basis to adjusted net income and adjusted diluted earnings per share.

Spectrum Brands management and some investors use adjusted diluted earnings per share as one means of analyzing the company's current and future financial performance and identifying trends in its financial condition and results of operations. Spectrum Brands provides adjusted diluted earnings per share to investors to assist in meaningful comparisons of past, present and future operating results and to assist in highlighting the results of on-going core operations. While management believes adjusted diluted earnings per share provides useful supplemental information, such adjusted results are not intended to replace the company's GAAP financial results and should be read in conjunction with those GAAP results.


About Spectrum Brands, Inc.
---------------------------

Spectrum Brands is a global consumer products company and a leading supplier of batteries, lawn and garden care products, specialty pet supplies, shaving and grooming products, household insecticides, personal care products and portable lighting. Spectrum Brands' products are sold by the world's top 25 retailers and are available in more than one million stores in more than 120 countries around the world. Headquartered in Atlanta, Georgia, Spectrum Brands generates approximately $2.6 billion in annual revenues and has approximately 9,800 employees worldwide. The company's stock trades on the New York Stock Exchange under the symbol SPC.


Certain matters discussed in this news release, with the exception of historical matters, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially from these statements as a result of (1) changes in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (2) changes in consumer demand for the various types of products Spectrum Brands offers,
(3) changes in the general economic conditions where Spectrum Brands does business, such as stock market prices, interest rates, currency exchange rates, inflation, consumer spending and raw material costs, (4) the company's ability to successfully implement manufacturing, distribution and other cost efficiencies, and various other factors, including those discussed herein and those set forth in Spectrum Brands' securities filings, including the most recently filed Annual Report on Form 10-K and Form 10-Q.

                                     # # #


Attached
--------

      Table 1 - Condensed Consolidated Statements of Operations

      Table 2 - Supplemental Financial Data

      Table 3 - Reconciliation of GAAP to As Adjusted Diluted Earnings Per Share



Investor Contact:
-----------------
Nancy O'Donnell
VP Investor Relations, Spectrum Brands
770-829-6208

Media Contact:
--------------
David Doolittle
Ketchum for Spectrum Brands
404-879-9266

                                                         Table 1
                                                  SPECTRUM BRANDS, INC.
                                     Condensed Consolidated Statements of Operations
                           For the three and six months ended April 2, 2006 and April 3, 2005
                                                       (Unaudited)
                                         (In millions, except per share amounts)

                                                          THREE MONTHS                              SIX MONTHS
                                               ---------------------------------      --------------------------------------
                                                 F2006       F2005 (a)  INC(DEC)       F2006          F2005 (a)   INC(DEC)
                                                 -----       -----         %           -----          -----          %

Net sales                                       $ 625.1     $ 521.0       20.0%         $ 1,245.1    $ 1,011.7       23.1%
Cost of goods sold                                391.0       335.4                         766.4        627.8
Restructuring and related charges                   0.4          -                            1.7           -
                                               ----------  ----------                  -----------   ---------
       Gross profit                               233.7       185.6       25.9%             477.0        383.9       24.3%

Selling                                           134.5       106.2                         265.5        206.6
General and administrative                         46.8        39.0                          94.2         69.7
Research and development                            7.6         7.1                          15.0         13.2
Restructuring and related charges                   6.1         0.2                          11.3          0.2
                                               ----------  ----------                ------------   ----------

Total operating expenses                          195.0       152.5                         386.0        289.7

       Operating income                            38.7        33.1       16.9%              91.0         94.2       -3.4%

Interest expense                                   42.9        39.0                          84.3         55.9
Other income, net                                  (7.4)       (0.1)                         (5.9)        (0.2)
                                               ----------  ----------                ------------   ----------

       Income (loss) from continuing
         operations before income taxes             3.2        (5.8)                         12.6         38.5

Income tax expense (benefit)                        1.1        (2.2)                          4.4         14.2
                                               ----------  ----------                ------------   ----------

       Income (loss) from continuing
         operations                                 2.1        (3.6)                          8.2         24.3

(Loss) income from discontinued
   operations, net of tax                          (1.5)(b)     1.7 (b)                      (5.3)(b)      1.7 (b)
                                               ---------    --------                 ------------     --------
        Net income (loss)                       $   0.6     $  (1.9)                    $     2.9     $   26.0
                                               =========    ========                 ============     ========

Average shares outstanding (c)                     49.5        43.2                          49.5         38.7

Income (loss) from continuing operations        $  0.04     $ (0.08)                   $     0.17     $   0.63
Discontinued operations                           (0.03)       0.04                         (0.11)        0.04
                                               ----------  ----------                ------------   ----------
Basic earnings (loss) per share                 $  0.01     $ (0.04)                   $     0.06     $   0.67
                                               ==========  ==========                ============   ==========

Average shares and common stock
  equivalents outstanding (c)                      51.0        43.2 (d)                      50.8         40.3

Income (loss) from continuing operations        $   0.04    $ (0.08)                    $    0.16      $  0.60
Discontinued operations                            (0.03)      0.04                         (0.10)        0.04
                                               ----------  ---------                 ------------   -----------
Diluted earnings (loss) per share               $   0.01    $ (0.04)                    $    0.06      $  0.64
                                               ==========  =========                 ============   ===========


(a) As of September 30, 2005 and for the three and six months ended April 3, 2005, amounts have been reclassified to present the discontinued operations of the fertilizer technology and Canadian professional fertilizer businesses of
    Nu-Gro.

(b) For the three and six months ended April 2, 2006 and April 3, 2005, reflects the discontinued operations of the fertilizer technology and Canadian professional fertilizer businesses of Nu-Gro for which the Company discontinued
    operations as of September 30, 2005.

(c) Per share figures calculated prior to rounding in millions.

(d) For the three months ended April 3, 2005, the Company did not assume the exercise of common stock equivalents as the impact would have been antidilutive.


                                                      Table 2
                                               SPECTRUM BRANDS, INC.
                                            Supplemental Financial Data
                         For the three and six months ended April 2, 2006 and April 3, 2005
                                                    (Unaudited)
                                                  ($ In millions)

Supplemental Financial Data                           F2006            F2005
---------------------------                        ------------    ------------
Cash                                                  $    14.6       $    44.3

Trade receivables, net                                $   391.2       $   424.2
  Days Sales Outstanding (a)                                 49              56

Inventory, net                                        $   485.6       $   481.6
  Inventory Turnover (b)                                    3.3             3.3

Total Debt                                            $ 2,282.7       $ 1,940.6

                                                           THREE MONTHS                           SIX MONTHS
                                                   -----------------------------       -----------------------------
Supplemental Cash Flow Data                           F2006            F2005              F2006           F2005
---------------------------                        -------------    ------------       -------------   -------------
Depreciation and amortization, excluding
     amortization of debt issuance costs              $    18.5       $     13.5         $   36.2        $   22.8

Capital expenditures                                  $    18.8       $     13.6         $   30.3        $   20.7

                                                            THREE MONTHS                          SIX MONTHS
                                                   -----------------------------       -----------------------------
Supplemental Segment Sales & Profitability            F2006            F2005              F2006           F2005
------------------------------------------         -------------    ------------       -------------   -------------

Net Sales
---------
   North America                                      $   315.8       $    280.6         $  560.4        $  496.4
   Europe/ROW                                             117.2            144.3            299.8           366.6
   Latin America                                           54.3             49.6            114.3           102.3
   Global Pet                                             137.8             46.5            270.6            46.4
                                                      ---------       ----------         ----------      ---------
       Total net sales                                $   625.1       $    521.0         $ 1,245.1       $ 1,011.7
                                                      =========       ==========         ==========      =========

Segment Profit
--------------
   North America                                      $    39.4       $     33.7         $    64.3       $    74.9
   Europe/ROW                                               6.6             19.4              37.2            55.4
   Latin America                                            3.3              3.6              10.0             9.3
   Global Pet                                              21.6             (0.1)             41.8            (0.1)
                                                      ---------       ----------         ----------      ----------
       Total segment profit                                70.9             56.6             153.3           139.5

   Corporate                                               25.7             23.3              49.3            45.1
   Restructuring and related charges                        6.5              0.2              13.0             0.2
   Interest expense                                        42.9             39.0              84.3            55.9
   Other income, net                                       (7.4)            (0.1)             (5.9)           (0.2)
                                                      ----------      ----------         -----------     ----------

       Income (loss) from continuing operations
          before income taxes                         $     3.2       $     (5.8)        $    12.6       $    38.5
                                                      ==========      ===========        ==========      ==========

(a) Reflects actual days sales outstanding at end of period.

(b) Reflects cost of sales (excluding restructuring and related charges) during the quarter divided by average inventory for the quarter, multiplied by four.

                                                      Table 3
                                               SPECTRUM BRANDS, INC.
                          Reconciliation of GAAP to As Adjusted Diluted Earnings Per Share
                         For the three and six months ended April 2, 2006 and April 3, 2005
                                                    (Unaudited)
                                      (In millions, except per share amounts)


                                                           THREE MONTHS                        SIX MONTHS
                                                     -------------------------          --------------------------
                                                       F2006          F2005                F2006           F2005
                                                     ----------     ----------          -----------     ----------
Diluted Earnings (Loss) Per Share, as Reported       $  0.01         $ (0.04)            $  0.06         $  0.64


Adjustments:
    Restructuring and related charges, net of tax       0.08 (a)        0.00 (d)            0.17 (i)        0.00 (m)
    Inventory valuation charges, net of tax                -            0.39 (e)            0.00 (j)        0.43 (n)
    Discontinued operations, net of tax                 0.03 (b)       (0.04)(f)            0.10 (k)       (0.04)(o)
    Other adjustments, net of tax                      (0.09)(c)        0.16 (g)           (0.08)(l)        0.18 (p)
                                                     ----------     ----------          -----------     ----------

Diluted Earnings Per Share, as Adjusted              $  0.03        $   0.47             $  0.25         $  1.21
                                                     ==========     ==========          ===========     ==========


Diluted shares outstanding, as Reported (q)             51.0            43.2 (h)            50.8            40.3
Diluted shares outstanding, as Adjusted (q)                             45.0 (h)


Note: Unless otherwise noted, amounts presented below (other than per share amounts) are pre-tax.

(a)   For the three months ended April 2, 2006, includes aproximately $0.4 million ($0.00 per diluted share)
      of restructuring and related charges included in cost of goods sold, incurred during the period. Also includes $3.0 million ($0.04 per diluted share) and $3.1 million ($0.04 per diluted share) of restructuring and related charges included in operating expenses, incurred during the period, in connection with (i) the United integration and (ii) a series of actions in Europe to reduce operating costs and rationalize operating structure, respectively.

(b)   For the three months ended April 2, 2006, reflects a net of tax $1.5 million ($0.03 per diluted share)
      adjustment to exclude the discontinued operations of the fertilizer technology and Canadian professional fertilizer businesses of Nu-Gro, disposed of in January 2006.

(c)   For the three months ended April 2, 2006, general and administrative expenses include a $0.3 million
      ($0.00 per diluted share) benefit related to expiring penalties, associated with the Company's provision for presumed credits applied to the Brazilian excise tax on manufactured products, which expired in the current period. In addition, other income, net includes a $7.9 million ($0.10 per diluted share) gain on sale of the Company's Bridgeport, CT and Madison, WI manufacturing facilities. Lastly, interest expense includes $0.8 million ($0.01 per diluted share) related to interest charges associated with the
      Company's provision for presumed credits applied to the Brazilian excise tax on manufactured products.

(d)   For the three months ended April 3, 2005, includes $0.2 million ($0.00 per diluted share) of restructuring and related charges included in operating expenses, incurred during the period.

(e)   For the three months ended April 3, 2005, represents an inventory valuation adjustment of $27.7 million
      ($0.39 per diluted share) related to the fair value write-up of United inventory in accordance with the requirements of SFAS 141, "Business Combinations."

(f)   For the three months ended April 3, 2005, reflects a net of tax $1.7 million ($0.04 per diluted share)
      adjustment to exclude the discontinued operations of the fertilizer technology and Canadian professional fertilizer businesses of Nu-Gro, disposed of in January 2006.

(g)   For the three months ended April 3, 2005, interest expense includes $12.0 million ($0.16 per diluted share) related to the write-off of debt issuance costs in the second quarter of 2005 associated with debt refinanced in connection with the United acquisition.

(h)   For the three months ended April 3, 2005, the Company did not assume the exercise of common stock equivalents as the impact would have been antidilutive on diluted earnings per share, as reported.
      However, diluted earnings per share, as adjusted for the three months ended April 3, 2005 assumes diluted shares outstanding of 45.0 million.

(i)   For the six months ended April 2, 2006, includes $1.7 million ($0.02 per diluted share) of restructuring and related charges included in cost of goods sold, incurred during the period. Also includes $7.7 million ($0.10 per diluted share) and $3.6 million ($0.05 per diluted share) of restructuring and related charges included in operating expenses, incurred during the period, in connection with (i) the
      United integration and (ii) a series of actions in Europe to reduce operating costs and rationalize operating structure, respectively.

(j)   For the six months ended April 2, 2006, includes an inventory valuation adjustment of $0.2 million
      ($0.00 per diluted share) related to the fair value write-up of Jungle Labs inventory in accordance with the requirements of SFAS 141, "Business Combinations."

(k)   For the six months ended April 2, 2006, reflects a net of tax $5.3 million ($0.10 per diluted share)
      adjustment to exclude the discontinued operations of the fertilizer technology and Canadian professional fertilizer businesses of Nu-Gro, disposed of in January 2006.

(l)   For the six months ended April 2, 2006, general and administrative expenses include a $0.3 million
      ($0.00 per diluted share) benefit related to expiring penalties, associated with the Company's provision for presumed credits applied to the Brazilian excise tax on manufactured products, which expired in the current period. In addition, other income, net includes a $7.9 million ($0.10 per diluted share) gain on sale of the Company's Bridgeport, CT and Madison, WI manufacturing facilities. Lastly, interest expense includes $1.7 million ($0.02 per diluted share) related to interest charges associated with the
      Company's provision for presumed credits applied to the Brazilian excise tax on manufactured products.

(m)   For the six months ended April 3, 2005, includes $0.2 million ($0.00 per diluted share) of restructuring and related charges included in operating expenses, incurred during the period.

(n)   For the six months ended April 3, 2005, represents an inventory valuation adjustment of $27.7 million
      ($0.43 per diluted share) related to the fair value write-up of United inventory in accordance with the requirements of SFAS 141, "Business Combinations."

(o)   For the six months ended April 3, 2005, reflects a net of tax $1.7 million ($0.04 per diluted share)
      adjustment to exclude the discontinued operations of the fertilizer technology and Canadian professional fertilizer businesses of Nu-Gro, disposed of in January 2006.

(p)   For the six months ended April 3, 2005, operating expenses include a $1.6 million ($0.03 per diluted share) gain on sale of land and building, offset by a $1.1 million ($0.02 per diluted share) charge related to the disposal of our Madison, WI manufacturing facility, closed in fiscal 2003. In addition, interest expense includes $12.0 million ($0.19 per diluted share) related to the write-off of debt issuance costs in the second quarter of 2005 associated with debt refinanced in connection with the
      United acquisition.

(q)   Per share figures calculated prior to rounding in millions.
